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                                                            EXHIBIT 10(b)(16)


                                AMENDMENT NO. 20

                                     TO THE

                              UPS RETIREMENT PLAN

                   (As Amended and Restated January 1, 1976)


        WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability or death, effective as of September 1, 1961; and

        WHEREAS, the UPS Retirement Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

        WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 19, effective as of June 15, 1995; and

        WHEREAS, it is desired to amend the Plan further to increase the benefits being paid under the Plan to Participants who retired or became disabled prior to January 1, 1985, or to the beneficiaries of said Participants and the beneficiaries of Participants who died on the job prior to said date;

        NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows, effective January 1, 1995:

        1.  The following sentence is added at the end of Section 5.1(c):

               For payments after December 31, 1994, to Participants (and their beneficiaries) entitled to the benefit described in paragraph (d) below, the benefit described in this paragraph (c) shall be superseded and replaced by the benefit described in paragraph
               (d).

        2.  The following as added as new Section 5.1(d):

               (d) Benefit Increase after December 31, 1994, for Retirees in Pay Status as of January 1, 1985.

                Notwithstanding the foregoing provisions of this Section 5.1, each benefit payment made after December 31, 1994:

               (i) to a Participant who retired from service with an Employer Company (but not including a Participant or former Participant who left service with an Employer Company for reasons other than death or disability before being eligible to

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                        retire) and who was receiving benefit payments under
                        this Plan as of January 1, 1985, or to a beneficiary of such a Participant;

                        (ii) to a Participant who became totally and permanently disabled on or before January 1, 1985, while in service with an Employer Company, or to a beneficiary of such a Participant, and

                        (iii) to the beneficiary of a Participant who died on or before January 1, 1985, while in service with an Employer Company shall be increased so that it is equal to the sum of (1) and
                (2) below:

                        (1) The Participant's original monthly benefit (or the Participant's beneficiary's share of such benefit, in the case of a beneficiary entitled to monthly payments) calculated under the Plan at the time of retirement, death or disability without regard to the 10% benefit increase provided by paragraph (b) above, and without regard to any increase provided by paragraph (c) above; and

                        (2) The amount in subparagraph (1) above multiplied by the applicable factor set forth in Appendix C to this Plan for the year the Participant retired, died or became totally and permanently disabled and as a result ceased to be employed by an Employer Company, which factor represents 75% of the actual percentage increase in the Consumer Price Index from the year in which the Participant retired, died or became disabled through December 31, 1991 (adjusted to take into account fluctuations in the Consumer Price Index within each such year).


        IN WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by its Board of Directors, has caused this Amendment No. 20 to be executed this 21st day of December 1995.


ATTEST:                                  UNITED PARCEL SERVICE OF
                                        AMERICA, INC.

/s/ Joseph R. Moderow                   /s/ Kent C. Nelson
_______________________________         _________________________________
Secretary                               Chairman

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                             UPS RETIREMENT PLAN
                                  APPENDIX C

The following table sets forth factors, by year of retirement, death or disability, to be utilized pursuant to subparagraph 5.1(d)(2) of the Plan, to determine the benefit payable pursuant to Paragraph 5.1(d) of the Plan.


                        Year                   Applicable Factor
                        ----                   -----------------
                        1961                         2.60
                        1962                         2.56
                        1963                         2.52
                        1964                         2.48
                        1965                         2.42
                        1966                         2.34
                        1967                         2.25
                        1968                         2.13
                        1969                         1.98
                        1970                         1.83
                        1971                         1.72
                        1972                         1.64
                        1973                         1.50
                        1974                         1.28
                        1975                         1.11
                        1976                         1.01
                        1977                          .90
                        1978                          .79
                        1979                          .63
                        1980                          .46
                        1981                          .35
                        1982                          .29
                        1983                          .26





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